SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 29, 2012

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 512-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.12e-4(c))

Item 8.01        Other Events

As previously disclosed, on November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), CME Group Inc. (“CME Group”) and CME Group Index Services LLC, a joint venture between CME Group and Dow Jones & Company, Inc., entered into a Contribution Agreement (as amended from time to time, the “Contribution Agreement”) providing for the formation of a joint venture named S&P/Dow Jones Indices LLC (the “Joint Venture”).

On June 29, 2012, the parties to the Contribution Agreement consummated the transactions contemplated thereby, and McGraw-Hill and CME Group issued a joint press release announcing the formation of the Joint Venture.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Upon the consummation of the transactions contemplated by the Contribution Agreement, the applicable parties entered into the definitive limited liability company agreement of the Joint Venture (the “LLC Agreement”). The body of the definitive LLC Agreement, as well as the amended and restated Schedule 9.4(c) thereto (Certain Transactions), is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is furnished with this report:

99.1     Press Release, dated July 2, 2012

99.2     Limited Liability Company Agreement of S&P/Dow Jones Indices LLC, dated as of June 29, 2012, by and among The McGraw-Hill Companies, Inc., Standard & Poor’s Financial Services LLC, CME Group Inc., CBOT Strategic Investments LLC and CME Group Index Services LLC, and Schedule 9.4(c) thereto (Certain Transactions)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:      /s/ Kenneth M. Vittor

Name:  Kenneth M. Vittor

Title:    Executive Vice President and General Counsel

Dated:  July 5, 2012

INDEX TO EXHIBITS

Exhibit Number

99.1     Press Release, dated July 2, 2012

99.2     Limited Liability Company Agreement of S&P/Dow Jones Indices LLC, dated as of June 29, 2012, by and among The McGraw-Hill Companies, Inc., Standard & Poor’s Financial Services LLC, CME Group Inc., CBOT Strategic Investments LLC and CME Group Index Services LLC, and Schedule 9.4(c) thereto (Certain Transactions)